Exhibit 5.1

Tel Aviv, January 23, 2018
Our ref: 13096/2001

Sol-Gel Technologies Ltd.

7 Golda Meir St.

Ness Ziona 7403650, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for Sol-Gel Technologies Ltd., an Israeli company (the “Company”), in connection with the registration by the Company of ordinary shares, par value NIS 0.1 per share of the Company (“Ordinary Shares”), including Ordinary Shares that are subject to an option granted by the Company to the underwriters of the offering to purchase additional shares, with a proposed maximum aggregate offering price of $74,750,000 (the “Offering Shares”). Such Offering Shares are registered by the Company in connection with the underwritten initial public offering of the Company (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the SEC and Items 601(b)(5) and (b)(23) of the Securities and Exchange Commission’s (the “SEC”) Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 filed by the Company with the SEC (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) a draft of the amended articles of association of the Company, to be in effect immediately following the pricing of the Offering (the “Amended Articles”); (iv) resolutions of the board of directors (the “Board”) and the shareholders of the Company which have heretofore been approved and, in each case, which relate to the Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); (v) the form of Underwriting Agreement between the Company and Jefferies LLC and BMO Capital Markets Corp., as representatives of the several underwriters; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing and the effectiveness of the Amended Articles, we are of the opinion that (i) the Offering Shares have been duly authorized for issuance by all necessary corporate action by the Company; and (ii) upon payment to the Company of the consideration in such amount and form as shall be determined by the board of directors of the Company, the Offering Shares, when issued and sold in the Offering as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

 Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely Yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg and Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg and Co.

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